                             NEUMAN & DRENNEN, LLC
                               Attorneys at Law
                              TEMPLE-BOWRON HOUSE
                               1507 PINE STREET               Englewood Office
                            BOULDER, COLORADO 80302           5445 DTC Parkway
                           Telephone: (303) 449-2100               Penthouse 4
                           Facsimile: (303) 449-1045       Englewood, CO 80111
Clifford L. Neuman, P.C.                                    Tel:(303) 221-4700
E-mail: clneuman@neuman.com                                Fax: (303) 488-3454


                                 May 24, 2000


XML - Global Technologies, Inc.
1038 Homer Street
Vancouver, B.C. Canada  V6B 2W9

     Re:  Registration Statement on Form SB-2

Ladies and Gentlemen:

     We have acted as counsel to XML - Global Technologies, Inc. (the "Company") in connection with Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, covering the registration of an aggregate of 24,335,000 shares of Common Stock, $.0001 par value ("Common Stock"). In connection with such representation of the Company, we have examined such corporate records, and have made such inquiry of government officials and Company officials and have made such examination of the law as we deemed appropriate in connection with delivering this opinion.

     Based upon the foregoing, we are of the opinion as follows:

     1. The Company has been duly incorporated and organized under the laws of the State of Colorado and is validly existing as a corporation in good standing under the laws of that state.

     2. The Company's authorized capital consists of five hundred million (500,000,000) shares of Common Stock having a par value of $0.0001 each and one hundred million (100,000,000) shares of Preferred Stock having a par value of $.01 each.

     3. The 24,335,000 shares of the Company's Common Stock being registered for sale as more fully described in the Registration Statement are lawfully and validly issued, fully paid and non-assessable securities of the Company.

                              Sincerely,



                              Clifford L. Neuman

CLN:nn